Bullion Monarch Corporate Update: Capital Market Initiative

September 30, 2011 – St. George, Utah – Bullion Monarch Mining, Inc. (OTCQB:BULM) with the assistance of its Canadian investment banker, has initiated marketing efforts for a proposed capital raise through a share offering and listing in Canada. Bullion Monarch executives are currently meeting with and presenting a plan to managed funds and other institutional investors in Europe and Canada.

Based on the outcome of the aforementioned meetings and other factors, the Company’s Board of Directors will determine the price and quantity of shares to be offered, if any. Capital raised with this effort would be earmarked to accelerate exploration projects in the historically gold rich Tapajos region of Brazil and would provide a reserve of cash, allowing the Company to take advantage of future project acquisition opportunities.

As detailed in our most recent Annual Report on Form 10-K, during January 2011, Bullion Monarch engaged an agent in regards to an offering of its securities in Canada. The offering could consist of up to 10,000,000 Common Shares. Bullion Monarch has granted an option to cover over-allotments, which will allow the agent to offer additional securities in an amount up to 15% of the original amount of securities sold at a price equal to the issue price, the option being exercisable at any time within 30 days of the closing date.

This news release does not constitute an offer to sell or solicitation of an offer to sell any securities in the United States. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTCQB:BULM (FRA:BMJ)) gold-focused exploration royalty company with additional interests in oil-shale technology. The Company is engaged in a continual review of mining opportunities to create growth for shareholders. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch’s portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company website at www.bullionmm.com for more information.

Media Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security. Statements made in this press release about us that are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation, statements preceded by, followed by or that include the words “may,” “would,” “could,” “should,” “expects,” “projects,” “potentially,” “believes,” “estimates,” “planned,” “intends,”

“targeting” or similar expressions. Forward-looking statements involve inherent risks and uncertainties.  Important factors, many of which are beyond our control, could cause actual results to differ materially from those set forth in the forward-looking statements, including but not limited to the following: general economic or industry conditions, nationally and internationally; increases or decreases in the prices of metals; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital when required; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices, among others. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements. Investors should carefully consider the preceding information as well as information contained in the Company’s Form 10 Registration Statement before making any investment in the shares of the Company. Neither Bullion Monarch Mining Inc. nor its subsidiaries, undertake any obligation to update any forward-looking statements contained in this press release.